Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS REPORTS STRONG SECOND QUARTER 2014 RESULTS

•	Generated RevPAR Growth of 7.7%

•	Achieved Pro forma Adjusted EBITDA Growth of 13.1%

•	Increases Full Year 2014 Guidance

IRVING, Texas (August 12, 2014) – La Quinta Holdings Inc. (NYSE: LQ) today reported its second quarter 2014 results on a pro forma basis, giving effect to La Quinta’s initial public offering (IPO) and the related transactions as described below, as well as the results of operations for the second quarter 2014 on a historical basis.

Second Quarter 2014 Highlights:

•	Pro forma total Adjusted EBITDA increased 13.1 percent to $106.0 million, and Pro forma Adjusted EBITDA margin increased 170 basis points

•	Pro forma net income increased 12.6 percent to $17.5 million

•	Pro forma earnings per share increased 7.7 percent to $0.14

•	System-wide comparable RevPAR increased 7.7 percent – ADR increased 5.1 percent and occupancy increased 168 basis points

•	Pro forma Franchise and Management Segment Adjusted EBITDA increased 11.9 percent to $28.3 million

•	Opened 12 franchised hotels totaling over 1,000 rooms and increased franchise pipeline to 190 hotels, which includes over 15,500 additional rooms

•	Pro forma Owned Hotels Segment Adjusted EBITDA increased 12.7 percent to $84.0 million

•	Reduced debt by voluntarily prepaying $80 million of long-term debt as part of balance sheet de-levering strategy

•	Executed three franchise agreements in two new countries—one in Nicaragua and two in Guatemala

•	Raises full year 2014 guidance

Overview

Wayne B. Goldberg, President & Chief Executive Officer of La Quinta, said, “Our second quarter results demonstrate another quarter of solid operating performance delivered across our key metrics including strong RevPAR growth, franchise unit growth, EBITDA growth, and EBITDA margin growth. Overall, the lodging industry remains healthy, with a steadily improving economy and strong transient travel demand. La Quinta is extremely well-positioned to continue to capture this demand as we capitalize on our refreshed and upgraded portfolio and our repositioned brand. With 12 new franchise openings and increased occupancy during the quarter, our geographic reach and customer base continue to grow. Franchise interest remains robust for the La Quinta brand as evidenced by a growing pipeline, including three new domestic central business district properties and two new international markets. Furthermore, we remain committed to continue de-levering the balance sheet by utilizing our strong free cash flow to prepay debt and delivering on our strategic objectives, all of which are designed to increase shareholder value.”

The results of operations for the Company, on a pro forma basis and on a historical basis, for the three months ended June 30, 2014 include the following highlights(1) ($ in thousands):

	Pro Forma			Historical
	Three Months Ended June 30,			Three Months Ended June 30,
	2014	2013	% chg	2014	2013	% chg
Total Revenue	261,807	241,914	8.2%	260,289	233,077	11.7%
Franchise and Management Segment Adj. EBITDA	28,333	25,326	11.9%	26,658	14,983	77.9%
Owned Hotels Segment Adj. EBITDA	84,036	74,550	12.7%	85,815	87,787	(2.2)%
Total Adj. EBITDA	106,036	93,788	13.1%	105,511	92,445	14.1%
Total Adj. EBITDA margin	40.5%	38.8%		40.5%	39.7%
Operating Income Margin	20.0%	20.7%		9.8%	20.8%
Net Income (Loss) attributable to La Quinta Holdings’ shareholders(2)	17,461	15,508	12.6%	(338,578)	(4,209)	NM (4)
Earnings per share – basic and diluted	0.14	0.13	7.7%	(2.67)	(0.03)	NM (4)
Adjusted Net Income(3)				15,910	(4,209)	NM (4)

(1)	Please see the schedules to this press release for an explanation of the basis of the pro forma presentation and reconciliation of the pro forma financial information and adjusted results of operations. Pro forma information excludes adjustments that are not expected to have a continuing effect on the company, and adjusted information is adjusted for certain special items, in each case as discussed in the schedules attached to this press release. Pro Forma Segment Adjusted EBITDA reflects intercompany fees charged to our owned hotels under new agreements entered into at the time of the IPO as if these fees had been in place for all periods presented.
(2)	Includes, on a historical basis, a one-time net tax expense which reflects the establishment of a net deferred tax liability associated with the La Quinta Predecessor Entities becoming owned by La Quinta Holdings Inc., a “C” corporation for income tax purposes as well as the other items described in note 3 below.
(3)	Adjustments include (i) one-time net tax expense, which reflects the establishment of a net deferred tax liability associated with the La Quinta Predecessor Entities becoming owned by La Quinta Holdings Inc., a “C” corporation for income tax purposes, (ii) share based compensation adjustment, which reflects the expense to exchange units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 80% of which vest within one year of the IPO, and (iii) loss on extinguishment of the historical debt that was refinanced on April 14, 2014.
(4)	Change in terms of percentage is not meaningful.

Development

The Company opened 12 franchised hotels with over 1,000 rooms in the second quarter and achieved net system-wide growth of 9 hotels with over 650 rooms. Year to date through June 30, 2014, the Company opened 24 franchised hotels with approximately 2,400 rooms. As of June 30, 2014, the Company had a pipeline of 190 franchised hotels totaling over 15,500 rooms, to be located in the United States, Mexico, Canada, Colombia, Honduras, Nicaragua, and Guatemala.

The Company’s system-wide portfolio, as of June 30, 2014, consisted of 848 hotels representing approximately 85,000 rooms located predominantly across 47 U.S. states, as well as in Canada and Mexico. This portfolio includes 353 owned and operated hotels and 495 franchised hotels.

Balance Sheet and Liquidity

During the quarter, the Company made a voluntary prepayment of $80 million on its senior secured term loan facility. As of June 30, 2014, the Company had approximately $2.0 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.4%, including the impact of an interest rate swap. Total cash and cash equivalents was $103.0 million as of June 30, 2014.

Initial Public Offering and Credit Facility

On April 14, 2014, the Company issued approximately 44 million shares of common stock at an IPO price of $17.00 per share, including the full exercise of the underwriters’ option to purchase additional shares. Upon completion of the IPO, the Company had approximately 129.7 million shares outstanding on a fully diluted basis including approximately 0.35 million shares issued under the Company’s omnibus incentive plan.

Concurrently with the consummation of the IPO, the Company entered into a credit agreement providing for senior secured credit facilities consisting of a $2.1 billion senior secured term loan facility, which will mature in 2021, and a $250.0 million senior secured revolving credit facility, which will mature in 2019. At closing, the Company also entered into a five year interest rate swap on $850 million of the term loan principal balance.

The Company used the net proceeds from the IPO, together with the net proceeds from the senior secured term loan facility and available cash, to repay approximately $2.7 billion of the La Quinta Predecessor Entities’ outstanding debt. Any remaining net proceeds are being used for general corporate purposes.

Outlook

Based upon management’s current estimates, the Company is increasing its guidance for full year 2014 and is expecting:

	Updated Guidance	Prior Guidance
RevPAR growth on a system-wide comparable hotel basis	6.0 percent to 7.0 percent	5.5 percent to 7.0 percent

Pro forma Adjusted EBITDA	$367 million to $372 million	$362 million to $368 million

Capital expenditures	$71 million to $77 million	$69 million to $77 million

Franchise hotel openings	45 to 50	45 to 50

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss second quarter 2014 results on Tuesday, August 12, 2014 at 5:00 p.m. Eastern Daylight Time. Participants may listen to the live webcast by dialing (877) 407-3982, or (201) 493-6780 for international participants, or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

A replay of the call will be available from approximately 8 p.m. Eastern Time on August 12, 2014 through midnight Eastern Time on August 26, 2014. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13582658. The archive of the webcast will be available on the Company’s website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our prospectus dated April 8, 2014, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) of the Securities Act on April 9, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 840 La Quinta Inn & Suites™ and La Quinta Inn™ branded hotels representing approximately 85,000 rooms located in 47 states, as well as Canada and Mexico. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Phil Denning & Jason Chudoba

203-682-8200

Phil.Denning@icrinc.com

Jason.Chudoba@icrinc.com

LA QUINTA HOLDINGS INC.

EARNINGS RELEASE SCHEDULES

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Room revenues	$225,524	$202,302	$414,523	$379,553
Franchise and other fee-based revenues	24,130	21,270	42,991	37,620
Other hotel revenues	4,967	4,459	9,731	8,993

	254,621	228,031	467,245	426,166
Brand marketing fund revenues from franchise and managed properties	5,668	5,046	10,353	9,183

Total revenues	260,289	233,077	477,598	435,349
Operating expenses:
Direct lodging expenses	96,025	88,531	184,354	172,641
Depreciation and amortization	43,251	41,227	84,862	81,210
General and administrative expenses	51,610	18,812	68,612	36,735
Other lodging and operating expenses	16,042	12,959	30,535	26,320
Marketing, promotional and other advertising expenses	17,084	17,947	33,531	32,666
Impairment loss	5,157	—	5,157	—

	229,169	179,476	407,051	349,572
Brand marketing fund expenses from franchise and managed properties	5,668	5,046	10,353	9,183

Total operating expenses	234,837	184,522	417,404	358,755

Operating income	25,452	48,555	60,194	76,594
Other income (expenses):
Interest expense, net	(35,805)	(36,418)	(72,765)	(72,518)
Loss on extinguishment of debt, net	(2,030)	—	(2,030)	—
Other income (loss)	(248)	479	(301)	466

Total other income (expenses)	(38,083)	(35,939)	(75,096)	(72,052)
Loss from continuing operations before income taxes	(12,631)	12,616	(14,902)	4,542
Income tax provision	(4,950)	(728)	(5,698)	(1,520)
Recognition of net deferred tax liabilities upon C-corporation conversion	(321,054)	—	(321,054)	—

Net Income (Loss) from continuing operations, net of tax	(338,635)	11,888	(341,654)	3,022
Loss on discontinued operations, net of tax	—	(16,056)	(503)	(16,244)

Net loss	(338,635)	(4,168)	(342,157)	(13,222)
(Income) loss from noncontrolling interests in continuing operations, net of tax	57	(41)	(3,764)	(700)
(Income) loss from noncontrolling interests in discontinued operations, net of tax	—	—	—	—

Net (income) loss attributable to noncontrolling interests	57	(41)	(3,764)	(700)
Amounts attributable to La Quinta Holdings’ shareholders
Income (Loss) from continuing operations, net of tax	(338,578)	11,847	(345,418)	2,322
Loss from discontinued operations, net of tax	—	(16,056)	(503)	(16,244)

Net loss attributable to La Quinta Holdings’ shareholders	$(338,578)	$(4,209)	$(345,921)	$(13,922)

RECONCILIATIONS

Prior to the IPO, the Company’s business was conducted, and the Company’s hotel properties were owned, through multiple entities including (i) the “La Quinta Predecessor Entities” which were entities under common control or otherwise consolidated for financial reporting purposes, and their consolidated subsidiaries and (ii) entities that owned 14 hotels (the “Previously Managed Portfolio”) managed by the La Quinta Predecessor Entities. In connection with the IPO, among other transactions, (i) the La Quinta Predecessor Entities were contributed to the Company, (ii) the La Quinta Predecessor Entities purchased the Previously Managed Portfolio, and (iii) the Company effected the refinancing transactions described below (together with the IPO, the “IPO Transactions”).

The unaudited pro forma financial data for the three-month and six month periods ended June 30, 2014 and 2013 are presented as if the IPO Transactions all had occurred on January 1, 2013 for the purposes of the unaudited pro forma combined statements of operations. The unaudited pro forma combined financial information excludes adjustments that are not expected to have a continuing effect on the Company. Excluded adjustments include the initial income tax impact of the La Quinta Predecessor Entities and the Previously Managed Portfolio being owned by a “C” corporation, gains and losses related to the debt financing transactions, and the impact of the issuance of vested and unvested restricted stock at the time of the IPO related to long term incentives, as well as that of discontinued operations. Accordingly, the unaudited pro forma financial data is not necessarily indicative of our financial position or results of operations had the transactions described above for which we are giving pro forma effect actually occurred on the dates indicated.

The tables below provide a reconciliation of the pro forma financial information, including segment information, for the Company to the Company’s historical information, a reconciliation of Adjusted EBITDA to Net Income, both on a pro forma and historical basis, and a reconciliation of Adjusted Net Income and Adjusted Earnings Per Share to Net Income and Earnings Per Share. We believe this financial information provides meaningful supplemental information because it reflects the combined business of the La Quinta Predecessor Entities and the Previously Managed Portfolio and the ongoing effects of the other IPO Transactions. We further believe the presentation of Adjusted Net Income and Adjusted Earnings Per Share provides meaningful information because it excludes the impact of certain items that are not expected to have an ongoing effect on our operations. This represents how management views the business and reviews our operating performance. It is also used by management when publicly providing the business outlook. See the definitions of “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income” and “Adjusted Earnings Per Share” for a further explanation of the use of these measures.

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Three months ended June 30, 2014			Three months ended June 30, 2013
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$225,524	$1,634	$227,158	$202,302	$9,523	$211,825
Franchise and other fee-based revenues	24,130	(91)	24,039	21,270	(567)	20,703
Other hotel revenues	4,967	15	4,982	4,459	119	4,578

	254,621	1,558	256,179	228,031	9,075	237,106
Brand marketing fund revenues from franchise and managed properties	5,668	(40)	5,628	5,046	(238)	4,808

Total revenues	260,289	1,518	261,807	233,077	8,837	241,914
Operating expenses:
Direct lodging expenses	96,025	726	96,751	88,531	4,933	93,464
Depreciation and amortization	43,251	(3)	43,248	41,227	1,655	42,882
General and administrative expenses	51,610	(26,256)	25,354	18,812	48	18,860
Other lodging and operating expenses	16,042	200	16,242	12,959	810	13,769
Marketing, promotional and other advertising expenses	17,084	—	17,084	17,947	—	17,947
Impairment loss	5,157	—	5,157	—	—	—

	229,169	(25,333)	203,836	179,476	7,446	186,922
Brand marketing fund expenses from franchise and managed properties	5,668	(40)	5,628	5,046	(238)	4,808

Total operating expenses	234,837	(25,373)	209,464	184,522	7,208	191,730

Operating income	25,452	26,891	52,343	48,555	1,629	50,184
Other income (expenses):
Interest expense, net	(35,805)	13,018	(22,787)	(36,418)	11,732	(24,686)
Loss on extinguishment of debt, net	(2,030)	2,030	—	—	—	—
Other income (loss)	(248)	—	(248)	479	—	479

Total other income (expenses)	(38,083)	15,048	(23,035)	(35,939)	11,732	(24,207)
Income (loss) from continuing operations before income taxes	(12,631)	41,939	29,308	12,616	13,361	25,977
Income tax provision	(4,950)	(6,773)	(11,723)	(728)	(9,663)	(10,391)
Recognition of net deferred tax liabilities upon C-corporation conversion	(321,054)	321,054	—	—	—	—

Income (loss) from continuing operations, net of tax	(338,635)	356,220	17,585	11,888	3,698	15,586
Net income (loss) (1)	(338,635)	356,220	17,585	11,888	3,698	15,586
(Income) loss from noncontrolling interests in continuing operations, net of tax	57	(181)	(124)	(41)	(37)	(78)

Net (income) loss attributable to noncontrolling interests (1)	57	(181)	(124)	(41)	(37)	(78)

Amounts attributable to La Quinta Holdings’ shareholders
Income (loss) from continuing operations, net of tax	(338,578)	356,039	17,461	11,847	3,661	15,508

Net income (loss) attributable to La Quinta Holdings’ shareholders (1)	$(338,578)	$356,039	$17,461	$11,847	$3,661	$15,508

(1)	Excludes the impact of the Company’s discontinued operations on a historical and pro forma basis for the periods presented

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Six months ended June 30, 2014			Six months ended June 30, 2013
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$414,523	$12,814	$427,337	$379,553	$20,039	$399,592
Franchise and other fee-based revenues	42,991	(732)	42,259	37,620	(1,191)	36,429
Other hotel revenues	9,731	159	9,890	8,993	233	9,226

	467,245	12,241	479,486	426,166	19,081	445,247
Brand marketing fund revenues from franchise and managed properties	10,353	(321)	10,032	9,183	(501)	8,682

Total revenues	477,598	11,920	489,518	435,349	18,580	453,929
Operating expenses:
Direct lodging expenses	184,354	5,832	190,186	172,641	9,882	182,523
Depreciation and amortization	84,862	1,605	86,467	81,210	3,262	84,472
General and administrative expenses	68,612	(26,224)	42,388	36,735	49	36,784
Other lodging and operating expenses	30,535	944	31,479	26,320	1,661	27,981
Marketing, promotional and other advertising expenses	33,531	—	33,531	32,666	—	32,666
Impairment loss	5,157	—	5,157	—	—	—

	407,051	(17,843)	389,208	349,572	14,854	364,426
Brand marketing fund expenses from franchise and managed properties	10,353	(321)	10,032	9,183	(501)	8,682

Total operating expenses	417,404	(18,164)	399,240	358,755	14,353	373,108

Operating income	60,194	30,084	90,278	76,594	4,227	80,821
Other income (expenses):
Interest expense, net	(72,765)	25,143	(47,622)	(72,518)	22,997	(49,521)
Loss on extinguishment of debt, net	(2,030)	2,030	—	—	—	—
Other income (loss)	(301)	—	(301)	466	—	466

Total other income (expenses)	(75,096)	27,173	(47,923)	(72,052)	22,997	(49,055)
Income (loss) from continuing operations before income taxes	(14,902)	57,257	42,355	4,542	27,224	31,766
Income tax provision	(5,698)	(11,244)	(16,942)	(1,520)	(11,187)	(12,707)
Recognition of net deferred tax liabilities upon C-corporation conversion	(321,054)	321,054	—	—	—	—

Income (loss) from continuing operations, net of tax	(341,654)	367,067	25,413	3,022	16,037	19,059
Net income (loss) (1)	(341,654)	367,067	25,413	3,022	16,037	19,059
(Income) loss from noncontrolling interests in continuing operations, net of tax	(3,764)	3,489	(275)	(700)	429	(271)

Net (income) loss attributable to noncontrolling interests (1)	(3,764)	3,489	(275)	(700)	429	(271)

Amounts attributable to La Quinta Holdings’ shareholders
Income (loss) from continuing operations, net of tax	(345,418)	370,556	25,138	2,322	16,466	18,788

Net income (loss) attributable to La Quinta Holdings’ shareholders (1)	$(345,418)	$370,556	$25,138	$2,322	$16,466	$18,788

(1)	Excludes the impact of the Company’s discontinued operations on a historical and pro forma basis for the periods presented

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Three months	Three months	Three months	Three months
	ended	ended	ended	ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating income	$52,343	$50,184	$25,452	$48,555
Interest expense, net	(22,787)	(24,686)	(35,805)	(36,418)
Other income (loss)	(248)	479	(248)	479
Loss on extinguishment of debt, net	—	—	(2,030)	—
Income tax expense	(11,723)	(10,391)	(4,950)	(728)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	(321,054)	—
Income from noncontrolling interest	(124)	(78)	57	(41)
Loss on discontinued operations, net of tax	—	—	—	(16,056)

Net Income (Loss) Attributable to La Quinta Holdings’ shareholders	17,461	15,508	(338,578)	(4,209)

Interest expense	22,800	24,740	35,818	36,472
Income tax provision	11,723	10,391	4,950	773
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	321,054	—
Depreciation and amortization	43,530	43,203	43,532	43,117
Non-controlling interest	124	78	(57)	41

EBITDA	95,638	93,920	66,719	76,194

Fixed asset impairment loss	5,157	—	5,157	19,913
(Income) loss from discontinued operations	—	—	—	(4,456)
Loss on retirement of assets	—	10	—	10
(Gain) loss related to casualty disasters	(848)	(1,310)	(845)	(2,158)
Loss on extinguishment of debt, net	—	—	2,030	—
Equity based compensation	4,829	—	31,103	—
Other (gains) losses, net	1,260	1,168	1,347	2,942

Adjusted EBITDA	$106,036	$93,788	$105,511	$92,445

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Six months	Six months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating income	$90,278	$80,821	$60,194	$76,594
Interest expense, net	(47,622)	(49,521)	(72,765)	(72,518)
Other income (loss)	(301)	466	(301)	466
(Gain) Loss on extinguishment of debt, net	—	—	(2,030)	—
Income tax provision	(16,942)	(12,707)	(5,698)	(1,520)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	(321,054)	—
Income from noncontrolling interest	(275)	(271)	(3,764)	(700)
Loss on discontinued operations, net of tax	—	—	(503)	(16,244)

Net Income (Loss) Attributable to La Quinta Holdings’ shareholders	25,138	18,788	(345,921)	(13,922)

Interest expense	47,657	49,621	72,800	72,618
Income tax provision	16,942	12,707	5,698	1,604
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	321,054	—
Depreciation and amortization	86,968	85,131	85,359	86,915
Non-controlling interest	275	271	3,764	700

EBITDA	176,980	166,518	142,754	147,915

Fixed asset impairment loss	5,157	—	5,308	19,913
(Income) loss from discontinued operations	—	—	377	(6,887)
Loss on retirement of assets	—	51	—	51
(Gain) loss related to casualty disasters	(990)	(1,018)	(998)	(1,872)
Loss on extinguishment of debt, net	—	—	2,030	—
Equity based compensation	4,829	—	31,103	—
Other (gains) losses, net	646	1,639	388	3,348

Adjusted EBITDA	$186,622	$167,190	$180,962	$162,468

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three months ended June 30, 2014			Three months ended June 30, 2013
	Historical	Adjustments (1)	Pro Forma	Historical	Adjustments (1)	Pro Forma
Revenues:
Owned hotels	$231,596	$544	$232,140	$207,572	$8,831	$216,403
Franchise and management	26,658	1,675	28,333	14,983	10,343	25,326

Segment revenues	258,254	2,219	260,473	222,555	19,174	241,729
Other fee-based revenues from franchise and managed properties	5,668	(40)	5,628	5,046	(238)	4,808
Corporate and other	31,201	629	31,830	25,688	4,237	29,925
Intersegment elimination	(34,834)	(1,290)	(36,124)	(20,212)	(14,336)	(34,548)

Total revenues	$260,289	$1,518	$261,807	$233,077	$8,837	$241,914

Adjusted EBITDA:
Owned hotels	$85,815	$(1,779)	$84,036	$87,787	$(13,237)	$74,550
Franchise and management	26,658	1,675	28,333	14,983	10,343	25,326

Segment Adjusted EBITDA	112,473	(104)	112,369	102,770	(2,894)	99,876
Corporate and other	(6,962)	629	(6,333)	(10,325)	4,237	(6,088)

Total Adjusted EBITDA	$105,511	$525	$106,036	$92,445	$1,343	$93,788

(1)	Adjustments include (i) reflection of the results of operations of the 14 previously managed hotels which were acquired in connection with the IPO as if the acquisition had occurred on January 1, 2013; and (ii) reflection of franchise and management fees that we charge our owned hotels as if the rates put in place pursuant to new agreements dated April 14, 2014 had been in effect beginning on January 1, 2013. On a historical basis, prior to April 14, 2014, we charged aggregate fees of 2.0% (0.33% license fees for trademark rights and 1.67% management fee for management services) to our owned hotels. Effective April 14, 2014, we terminated the existing franchise and management agreements with our owned hotels and entered into new agreements, which provide for a franchise fee of 4.5% of gross room revenues and a management fee of 2.5% of total hotel revenues, which are reflected as revenue in the franchise and management segment. The agreements we entered into with our owned hotels upon effectiveness of the IPO also includes a reservations fee of 2.0% of gross room revenues, which is reflected as revenue in corporate and other after April 14, 2014.

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Six months ended June 30, 2014			Six months ended June 30, 2013
	Historical	Adjustments (1)	Pro Forma	Historical	Adjustments (1)	Pro Forma
Revenues:
Owned hotels	$426,298	$10,929	$437,227	$389,935	$18,883	$408,818
Franchise and management	39,923	11,729	51,652	26,999	19,520	46,519

Segment revenues	466,221	22,658	488,879	416,934	38,403	455,337
Other fee-based revenues from franchise and managed properties	10,353	(321)	10,032	9,183	(501)	8,682
Corporate and other	54,028	4,633	58,661	47,691	7,992	55,683
Intersegment elimination	(53,004)	(15,050)	(68,054)	(38,459)	(27,314)	(65,773)

Total revenues	$477,598	$11,920	$489,518	$435,349	$18,580	$453,929

Adjusted EBITDA:
Owned hotels	$161,275	$(10,702)	$150,573	$157,174	$(22,790)	$134,384
Franchise and management	39,923	11,729	51,652	26,999	19,520	46,519

Segment Adjusted EBITDA	201,198	1,027	202,225	184,173	(3,270)	180,903
Corporate and other	(20,236)	4,633	(15,603)	(21,705)	7,992	(13,713)

Total Adjusted EBITDA	$180,962	$5,660	$186,622	$162,468	$4,722	$167,190

(1)	Adjustments include (i) reflection of the results of operations of the 14 previously managed hotels which were acquired in connection with the IPO as if the acquisition had occurred on January 1, 2013; and (ii) reflection of franchise and management fees that we charge our owned hotels as if the rates put in place pursuant to new agreements dated April 14, 2014 had been in effect beginning on January 1, 2013. On a historical basis, prior to April 14, 2014 we charged aggregate fees of 2.0% (0.33% license fees for trademark rights and 1.67% management fee for management services) to our owned hotels. Effective April 14, 2014, we terminated the existing franchise and management agreements with our owned hotels and entered into new agreements, which provide for a franchise fee of 4.5% of gross room revenues and a management fee of 2.5% of total hotel revenues, which are reflected as revenue in the franchise and management segment. The agreements we entered into with our owned hotels upon effectiveness of the IPO also includes a reservations fee of 2.0% of gross room revenues, which is reflected as revenue in corporate and other after April 14, 2014.

PRO FORMA ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2014

(unaudited, in thousands)

	Year Ended December 31, 2014
	Low Case	High Case
Net income Attributable to La Quinta Holdings’ shareholders (1)	$46,863	$51,863
Interest expense (2)	96,503	96,503
Income tax provision	34,788	34,788
Depreciation and amortization	174,515	174,515
Non-controlling interest	420	420

EBITDA	353,089	358,089
Fixed asset impairment loss	5,157	5,157
Share based compensation expense (3)	10,959	10,959
Other (gains) losses, net	(2,205)	(2,205)

Adjusted EBITDA	$367,000	$372,000

(1)	This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to net income attributable to La Quinta Holdings’ shareholders before adjustments which include (i) one-time net tax expense, which reflects the establishment of a net deferred tax liability associated with the La Quinta Predecessor Entities becoming owned by La Quinta Holdings Inc., a “C” corporation for income tax purposes, (ii) certain of our share based compensation which reflects the exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 80% of which vest within one year of the IPO, and (iii) loss on extinguishment of the historical debt that was refinanced on April 14, 2014.
(2)	Includes interest expense for $2.0 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.4%, including the impact of an interest rate swap.
(3)	Excludes compensation expense related to exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 80% of which vest within one year of the IPO

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net Income (Loss) Attributable to La Quinta Holdings’ shareholders	$(338,578)	$(4,209)	$(345,921)	$(13,922)

Recognition of net deferred tax liabilities upon C-corporation conversion (1)	321,054	—	321,054	—
Equity- based compensation(2)	26,247	—	26,247	—
Impairment loss	5,157	—	5,157	—
Loss on extinguishment of debt	2,030	—	2,030	—

Adjusted Net Income (Loss) Attributable to La Quinta Holdings’ shareholders	$15,910	$(4,209)	$8,567	$(13,922)

Weighted average common shares outstanding	126,832	121,996	124,427	121,996
Earnings per share, basic and diluted	(2.67)	(0.03)	(2.78)	(0.11)
Adjusted Earnings per share, basic and diluted	0.13	(0.03)	0.07	(0.11)

(1)	One-time net tax expense, which reflects the establishment of a net deferred tax liability associated with the La Quinta Predecessor Entities becoming owned by La Quinta Holdings Inc., a “C” corporation for income tax purposes.
(2)	Share based compensation adjustment, which reflects the expense to exchange Units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 80% of which vest within one year of the IPO.

LA QUINTA HOLDINGS INC.

DEFINED TERMS

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. We adjust EBITDA when evaluating our performance because we believe that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, including other items relating to the IPO Transactions, provides useful supplemental information to management and investors regarding our ongoing operating performance. We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

“Adjusted Net Income” and “Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definition of Adjusted Net Income and Adjusted Earnings Per Share, may not be comparable to similarly titled measures of other companies.

Adjusted Net Income and Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations.

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: (i) were active and operating in our system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; and (ii) have not sustained substantial property damage or business interruption or for which comparable results are not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of our reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room. “system-wide” refers collectively to our owned, franchised and managed hotel portfolios.